Exhibit 1.3

(Translation)

REGULATIONS OF

THE AUDIT & SUPERVISORY BOARD

ADVANTEST CORPORATION

(TRANSLATION)

REGULATIONS OF

THE AUDIT & SUPERVISORY BOARD

OF

ADVANTEST CORPORATION

(Kabushiki Kaisha Advantest)

Article 1.    (Purpose)

These Regulations stipulate matters concerning the Audit & Supervisory Board of Advantest Corporation (the “Company”) based on laws, regulations, and the Articles of Incorporation of the Company.

Article 2.    (Organization)

1.	The Audit & Supervisory Board shall consist of all Audit & Supervisory Board members.

2.	The Audit & Supervisory Board shall appoint standing Audit & Supervisory Board member(s).

3.	In addition to the preceding paragraph, the Audit & Supervisory Board shall appoint a chairperson of meetings of the Audit & Supervisory Board.

Article 3.    (Purpose of the Audit & Supervisory Board)

The Audit & Supervisory Board shall receive reports, deliberate, or adopt resolutions on significant matters concerning audits; provided, however, that it shall not interfere with the execution of powers of each Audit & Supervisory Board member.

Article 4.    (Duties of the Audit & Supervisory Board)

The Audit & Supervisory Board shall perform the following duties; provided, however, that decisions made pursuant to Item 3 below shall not interfere with the execution of powers of each Audit & Supervisory Board member:

(1)	preparing audit reports;

(2)	appointing and dismissing standing Audit & Supervisory Board member(s); and

(3)	determining audit policy, methods to investigate the state of business operations and assets, and other matters relating to the execution of duties by Audit & Supervisory Board members.

Article 5.    (Appointment and Dismissal of Standing Audit & Supervisory Board Member(s))

The Audit & Supervisory Board shall, by its resolution, appoint standing Audit & Supervisory Board member(s) from among the Audit & Supervisory Board members, or dismiss standing Audit & Supervisory Board member(s).

Article 6.    (Chairperson)

1.	The Audit & Supervisory Board shall, by its resolution, appoint a chairperson of the Audit & Supervisory Board from among the Audit & Supervisory Board members.

2.	The chairperson of the Audit & Supervisory Board shall perform the duties set forth in Article 8, Paragraph 1; provided, however, that it shall not interfere with the execution of powers of each Audit & Supervisory Board member.

Article 7.    (Meetings to be Held)

The meetings of the Audit & Supervisory Board shall be held at least once every three (3) months; provided, however, that meetings may be held from time to time as necessary.

Article 8.    (Persons Entitled to Convene Meetings)

1.	The chairperson of the Audit & Supervisory Board shall convene and preside over the meetings of the Audit & Supervisory Board.

2.	Each Audit & Supervisory Board member may request that the chairperson of the Audit & Supervisory Board convene a meeting of the Audit & Supervisory Board.

3.	If despite such request in the preceding paragraph, the chairperson does not convene a meeting of the Audit & Supervisory Board, the Audit & Supervisory Board member who made the request may convene and preside over the meeting.

Article 9.    (Procedure for Convocation)

1.	Upon convening a meeting of the Audit & Supervisory Board, a convocation notice of a meeting of the Audit & Supervisory Board shall be sent to each Audit & Supervisory Board member at least three (3) days prior to the date of the meeting; provided, however, that, in urgent cases, such period may be shortened.

2.	With the consent of all Audit & Supervisory Board members, a meeting of the Audit & Supervisory Board may be held without following the convocation procedures.

Article 10.    (Method of Adopting Resolutions)

1.	Resolutions of a meeting of the Audit & Supervisory Board shall be adopted by a majority vote of the Audit & Supervisory Board members.

2.	In adopting resolutions, the Audit & Supervisory Board shall deliberate based on adequate materials.

Article 11.    (Resolution of Audit Policy and Others)

1.	Audit policy, audit plans, methods of audit, and allocation of audit duties among the Audit & Supervisory Board members, among others, shall be determined by a resolution of the Audit & Supervisory Board.

2.	In addition to the matters set out in the preceding paragraph, the Audit & Supervisory Board shall resolve any other matters deemed necessary to perform the duties of the Audit & Supervisory Board members, including budgeting of audit expenses.

3.	In addition to the matters set out in the preceding paragraph, the Audit & Supervisory Board shall request that the directors resolve the contents of the following audit systems, and develop such systems:

(1)	matters relating to employees who support the Audit & Supervisory Board members’ duties;

(2)	matters relating to the independence of the employees mentioned in the preceding item from directors;

(3)	systems for directors and employees to report to the Audit & Supervisory Board members, and any other systems relating to reports to be provided to the Audit & Supervisory Board members; and

(4)	any other systems for ensuring the effectiveness of the Audit & Supervisory Board members’ audit activities.

Article 12.    (Regular Meetings with the Representative Director and Others)

1.	The Audit & Supervisory Board shall hold meetings with the representative directors on a regular basis, and shall endeavor to deepen their mutual understanding and relationship of trust with the representative directors by, for example, exchanging opinions with the representative directors regarding issues to be addressed by the company, the state of the development of the environment for Audit & Supervisory Board member audits, important issues regarding audits, and any other relevant matters, and by making requests as necessary.

2.	The Audit & Supervisory Board shall present explanations to the Representative Director and the Board of Directors with respect to audit policy, audit plans, and the state of audit enforcement and results from time to time.

3.	In addition to matters required by law, the Audit & Supervisory Board shall determine matters that the directors, executive officer, and employees should report to the Audit & Supervisory Board through discussions with directors and executive officers, and the Audit & Supervisory Board shall receive such reports.

Article 13.    (Reports to the Audit & Supervisory Board by Audit & Supervisory Board Members)

1.	Each Audit & Supervisory Board member shall report the state of his or her execution of duties to the Audit & Supervisory Board regularly and from time to time, and at any time upon request by the Audit & Supervisory Board.

2.	Any Audit & Supervisory Board member who has received a report from the accounting auditor, director, executive officer, employees, such as those of the internal audit department, or any other person shall report the same to the Audit & Supervisory Board.

3.	The Audit & Supervisory Board may request reports from the accounting auditor, directors, executive officers, employees, such as those of the internal audit department, and any other persons, when necessary.

4.	With respect to Paragraphs 1, 2, and 3 above, if any of the Audit & Supervisory Board members, the accounting auditor, directors, executive officers, employees, such as those of the internal audit department, or other persons notify all of the Audit & Supervisory Board members with respect to matters that such persons should report to the Audit & Supervisory Board, such matters shall not be required to be reported to the Audit & Supervisory Board.

Article 14.    (Measures to be Taken in Response to Reports)

1.	If the Audit & Supervisory Board receives a report from any of the directors or executive officers to the effect that a fact likely to cause material damage to the Company has been found, the Audit & Supervisory Board shall conduct the necessary investigations and take appropriate measures according to the situation.

2.	The preceding paragraph shall be applied mutatis mutandis if the Audit & Supervisory Board receives a report from the accounting auditor to the effect that any misconduct by a director or executive officer with respect to the execution of his or her duties or any other material facts which contravene the provisions of laws, regulations, or the Articles of Incorporation of the Company have been found.

3.	Paragraph 1 shall be applied mutatis mutandis if the Audit & Supervisory Board receives a report from the directors, executive officer, or employees on the matters determined in prior deliberation with the directors or executive officer.

Article 15.    (Preparation of Audit Report)

1.	The Audit & Supervisory Board shall prepare the audit report of the Audit & Supervisory Board based on the audit reports prepared by each Audit & Supervisory Board member, and after deliberation thereof.

2.	If the content of the audit reports of the Audit & Supervisory Board is different from the content of the audit reports of each Audit & Supervisory Board member, and if requested by such Audit & Supervisory Board member, the Audit & Supervisory Board shall refer to the content of the audit reports of such Audit & Supervisory Board member in the audit report of the Audit & Supervisory Board.

3.	Each Audit & Supervisory Board member shall sign or affix his or her name and seal (electronic signatures permitted) to the audit report of the Audit & Supervisory Board. Any standing Audit & Supervisory Board member, and outside Audit & Supervisory Board member, shall indicate such title thereon.

4.	Provisions in the preceding Paragraphs 1, 2, and 3 shall be applied mutatis mutandis when the Company prepares extraordinary financial statements or consolidated financial statements.

Article 16.    (Consent Concerning Appointment of Audit & Supervisory Board Members and Others)

1.	The following matters relating to the appointment of the Audit & Supervisory Board members shall be determined by resolution of the Audit & Supervisory Board:

(1)	consenting to a proposal concerning appointment of the Audit & Supervisory Board member(s), to be submitted to the General Meeting of Shareholders;

(2)	requesting that matters concerning appointment of Audit & Supervisory Board members be included in the agenda of the General Meeting of Shareholders; and

(3)	requesting that proposals concerning the appointment of the Audit & Supervisory Board member(s) be submitted to the General Meeting of Shareholders .

2.	The preceding paragraph shall apply mutatis mutandis to the appointment of substitute Audit & Supervisory Board members.

Article 17.    (Consent Concerning Appointment of the Accounting Auditor and Others)

1.	The following matters relating to the appointment, removal, or non-reappointment of the accounting auditor shall be determined by a resolution of the Audit & Supervisory Board:

(1)	consenting to a proposal concerning appointment of the accounting auditor, to be submitted to the General Meeting of Shareholders;

(2)	consenting to the inclusion of matters concerning the appointment or non-reappointment of the accounting auditors, in the agenda General Meeting of Shareholders;

(3)	requesting that proposals concerning the appointment of the accounting auditor be submitted to the General Meeting of Shareholders;

(4)	requesting that matters concerning the appointment, removal, or non-reappointment of the auditing auditors be included in the agenda of the General Meeting of Shareholders; and

(5)	appointing those persons who shall temporarily assume the duties of the accounting auditor in the case of a vacancy in the position of accounting auditor.

2.	Consent to the removal of the accounting auditor based on the statutory grounds of removal shall require a unanimous resolution of the Audit & Supervisory Board members, and may be adopted after deliberation by the Audit & Supervisory Board. In such case, an Audit & Supervisory Board member appointed by the Audit & Supervisory Board shall report on such removal of the accounting auditor and the reasons therefor, at the first General Meeting of Shareholders convened after the removal.

3.	The consent stipulated in the preceding paragraph may be obtained in writing or electronically, in urgent cases.

Article 18.    (Consent with Respect to Remuneration of and Other Matters related to the Accounting Auditor)

The Audit & Supervisory Board shall, by resolution, consent to the remuneration of and other matters related to the accounting auditor or those who temporarily assume the duties of the accounting auditor.

Article 19.    (Consent of the Audit & Supervisory Board Members Concerning Partial Exemption of Directors’ Liabilities and Others)

1.	The following consents shall require a unanimous resolution of the Audit & Supervisory Board members, and may be adopted after deliberation by the Audit & Supervisory Board:

(1)	consent to the submission of a proposal to the General Meeting of Shareholders concerning the partial exemption of directors’ liabilities;

(2)	consent to the submission of proposals to a General Meeting of Shareholders concerning amendments to the Articles of Incorporation to allow the partial exemption of directors’ liabilities by resolution of the Board of Directors;

(3)	consent to the submission of proposals to the Board of Directors concerning the partial exemption of directors’ liabilities pursuant to the provision of the Articles of Incorporation;

(4)	consent to the submission of proposals to a General Meeting of Shareholders concerning amendments to the Articles of Incorporation to allow outside directors to enter into contracts with the Company with respect to the partial exemption of directors’ liabilities; and

(5)	consent to the auxiliary participation by the Company in shareholder litigation to assist any defendant director.

2.	The consent stipulated in the preceding paragraph may be obtained in writing or electronically, in urgent cases.

Article 20.    (Deliberation Pertaining to the Execution of Powers by Audit & Supervisory Board Members)

In case the Audit & Supervisory Board members shall execute their powers or perform their duties with respect to the following matters, the Audit & Supervisory Board members may deliberate such matters at a meeting of the Audit & Supervisory Board, in advance:

(1)	any explanation in response to questions submitted to Audit & Supervisory Board members by any shareholder prior to a General Meeting of Shareholders;

(2)	any report to the Board of Directors, and requests for convocation of a meeting of the Board of Directors, and other matters related thereto;

(3)	any results of any investigation concerning proposals or other documents to be submitted to a General Meeting of Shareholders;

(4)	any claim filed to seek an injunction against the acts of directors outside of the purpose of the Company, or otherwise in violation of any laws, regulations, or the Articles of Incorporation;

(5)	any statement at a General Meeting of Shareholders concerning appointment, removal, resignation, remuneration, and other matters related to the Audit & Supervisory Board members;

(6)	any matter concerning lawsuits between the Company and a director; and

(7)	any other matters, including filing of lawsuits.

Article 21.     (Deliberation with Respect to Remuneration and Other Matters Related to Audit & Supervisory Board Members)

The Audit & Supervisory Board may deliberate with respect to remuneration and other matters related to the Audit & Supervisory Board members, with the unanimous consent of the Audit & Supervisory Board members.

Article 22.    (Minutes)

1.	The Audit & Supervisory Board shall prepare the minutes, containing the following matters, of a meeting of the Audit & Supervisory Board. The Audit & Supervisory Board members present at the meeting shall sign or affix their names and seals (electronic signatures permitted) to such minutes.

(1)	Date and location of the meeting of the Audit & Supervisory Board (including the methods of participation by Audit & Supervisory Board members, directors, or the accounting auditor, who were not present at the location of the meeting);

(2)	A summary of the proceedings of the meeting, and the results thereof;

(3)	In case any opinions or comments were made at a meeting of the Audit & Supervisory Board with respect to the following matters, an outline of such opinions or comments:

(i)	a report from a director to the effect that a fact likely to cause material damage to the Company was found; and

(ii)	a report from the accounting auditor to the effect that any misconduct by a director or executive officer with respect to the execution of their duties, or any other material facts which contravene the provisions of laws, regulations, or the Articles of Incorporation of the Company, were found.

(4)	Names of directors, executive officers, or the accounting auditor who were present at the meeting of the Audit & Supervisory Board; and

(5)	Name of the chairperson of the Audit & Supervisory Board.

2.	In cases where a report to the Audit & Supervisory Board is not required pursuant to Article 13, Paragraph 4, the Audit & Supervisory Board shall prepare minutes containing the following items:

(1)	the content of the matters which are not required to be reported to the Audit & Supervisory Board;

(2)	the date on which the report to the Audit & Supervisory Board is deemed not to be required;

(3)	the name of the Audit & Supervisory Board member who performed the duties concerning the preparation of the minutes.

3.	The minutes referred to in the preceding Paragraphs 1 and 2 shall be kept at the head office of the Company for ten (10) years.

Article 23.    (Secretariat of the Audit & Supervisory Board)

The administration of the Audit & Supervisory Board, including the convocation, preparation of the minutes of a meeting of the Audit & Supervisory Board, and other operational matters of the Audit & Supervisory Board, shall be handled by the Audit & Supervisory Board members’ staff.

Article 24.    (Code of the Audit of Audit & Supervisory Board Members’ Auditing Standards)

Matters regarding audits by the Audit & Supervisory Board and the Audit & Supervisory Board members shall be governed by the Code of the Audit of Audit & Supervisory Board members’ Auditing Standards (Kansayaku Kansa Kijyun) defined by the Audit & Supervisory Board, in addition to the matters provided by laws, regulations, the Articles of Incorporation of the Company, and these Regulations of the Audit & Supervisory Board.

Article 25.    (Amendment and Abolition of these Regulations)

Any amendment to, and abolition of, these Regulations shall be made by a resolution of the Audit & Supervisory Board.

SUPPLEMENTARY PROVISION

These Regulations shall come into force on June 20, 2014.

1.	Enacted	June 30, 1994;
2.	Amended	August 30, 2002;
3.	Amended	June 27, 2006;
4.	Amended	September 27, 2006;
5.	Amended	August 29, 2007;and
6.	Amended	June 20, 2014.

(End of Document)